UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 5, 2024

HCI GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	01-34126	20-5961396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3802 Coconut Palm Drive Tampa, Florida 33619
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:

(813) 405-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On January 5, 2024, we notified the holders of our outstanding 4.25% Convertible Senior Notes due 2037 that we have elected to redeem the remaining $24 million principal balance of the Notes. As a result of this notice the Notes became immediately convertible into HCI common shares. The redemption date is March 15, 2024. The current conversion rate, which is subject to adjustment, is 16.5893 common shares per $1,000 principal amount of the Notes. The company expects all holders will elect to convert their Notes. Such conversions will have no impact on HCI’s diluted share count.

In addition, the Notes became convertible per the terms of the Note Indenture which provides that the Notes will become convertible during a quarter when the share price for 20 trading days during the final 30 trading days of the immediately preceding quarter was greater than 130% of the Conversion Price. Our common shares traded above this mark for more than 20 trading days from November 16 to December 29, 2023. The Indenture appears as Exhibit 4.1 to our Form 8-K filed March 3, 2017.

The current Conversion Rate for the Notes is 16.5893 common shares per $1,000 principal amount of the Notes, subject to adjustment in the event of certain common dividends are declared. All Note Holders who wish to convert their notes into shares of HCI common stock must provide a Notice of Conversion as provided in Section 13.02(b) of the Indenture.

Forward-Looking Statements

This Form 8-K may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. For example, there can be no assurance that all holders will elect to convert their Notes. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Our corresponding press release appears as Exhibit 99.1 to this form 8-K.

Item 9.01. Exhibits.

Exhibit 99.1 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCI GROUP, INC.

Date: January 10, 2024	By:	/s/ James Mark Harmsworth
	Name:	James Mark Harmsworth
	Title:	Chief Financial Officer